EXHIBIT 1.1

Execution Version

March 19, 2014

Cabela’s Credit Card Master Note Trust

$255,000,000 Class A Floating Rate Asset-Backed Notes, Series 2014-I

UNDERWRITING AGREEMENT

Wells Fargo Securities, LLC

as an Underwriter and as a Representative

of the several Underwriters set forth

on Schedule A hereto

550 South Tryon Street

MAC D 1086-051

Charlotte, NC 28202

Merrill Lynch, Pierce, Fenner & Smith Incorporated

as an Underwriter

One Bryant Park, 11th Floor

New York, NY 10036

RBC Capital Markets, LLC

as an Underwriter

Three World Financial Center

200 Vesey Street

New York, NY 10281

Ladies and Gentlemen:

Section 1. Introductory. WFB Funding, LLC (“WFB LLC”) proposes to cause Cabela’s Credit Card Master Note Trust (the “Issuer”) to issue Cabela’s Credit Card Master Note Trust Class A Floating Rate Asset-Backed Notes in the aggregate principal amount of $255,000,000, Series 2014-I (the “Class A Notes”), $24,000,000 aggregate principal amount of Cabela’s Credit Card Master Note Trust Class B Fixed Rate Asset-Backed Notes, Series 2014-I (the “Class B Notes”), $12,750,000 aggregate principal amount of Cabela’s Credit Card Master Note Trust Class C Fixed Rate Asset-Backed Notes, Series 2014-I (the “Class C Notes”), and $8,250,000 aggregate principal amount of Cabela’s Credit Card Master Note Trust Class D Fixed Rate Asset-Backed Notes, Series 2014-I (the “Class D Notes”) (collectively, the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes are the “Notes”). The Class A Notes are referred to herein as the “Underwritten Notes”. The Class B Notes, the Class C Notes and the Class D Notes (referred to collectively herein as the “Retained Notes”) will be purchased by the Bank (as defined below) (referred to herein as the “Retained Notes Transaction”). Wells Fargo Securities, LLC, as a representative of the Underwriters (as defined below) may be referred to herein as a “Representative.”

The Issuer is a Delaware statutory trust formed pursuant to (a) a Trust Agreement, dated as of April 13, 2004 (as heretofore amended and supplemented, the “Trust Agreement”), between WFB LLC, as transferor (the “Transferor”), and Wells Fargo Delaware Trust Company, National Association, as successor owner trustee (the “Owner Trustee”), and (b) the filing of a certificate of trust with the Secretary of State of Delaware on April 14, 2004. The Notes will be issued pursuant to an Amended and Restated Master Indenture, dated as of December 6, 2013 (as heretofore amended, restated, modified and supplemented, the “Master Indenture”), each between the Issuer and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”), and as further supplemented by the Series 2014-I Indenture Supplement with respect to the Notes, to be dated as of March 25, 2014 (the “Indenture Supplement” and, together with the Master Indenture, the “Indenture”).

The primary asset of the Issuer is a certificate (the “Series 2004-1 Certificate”) representing a beneficial interest in the assets held in the Cabela’s Master Credit Card Trust (“CMCCT”), issued pursuant to the Second Amended and Restated Pooling and Servicing Agreement, dated as of December 6, 2013 (the “Pooling and Servicing Agreement”), as supplemented by the Series 2004-1 Supplement to Amended and Restated Pooling and Servicing Agreement, dated as of April 14, 2004, as amended pursuant to the First Amendment to Series 2004-1 Supplement to Amended and Restated Pooling and Servicing Agreement, dated as of August 31, 2005 and as further amended pursuant to the Second Amendment to Series 2004-1 Supplement to Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2006 (as heretofore amended, the “2004-1 Supplement” and, together with the Pooling and Servicing Agreement, the “PSA”), each among the Transferor, World’s Foremost Bank, a Nebraska state banking corporation (the “Bank”), as servicer (the “Servicer”), and U.S. Bank National Association, as trustee (the “CMCCT Trustee”). The assets of CMCCT include, among other things, certain amounts due (the “Receivables”) on a pool of credit card accounts of the Bank (the “Accounts”).

The Receivables are transferred by the Transferor to CMCCT pursuant to the Pooling and Servicing Agreement. The Receivables transferred to CMCCT by the Transferor are acquired by the Transferor from the Bank pursuant to a Receivables Purchase Agreement, dated as of February 4, 2003, (as heretofore amended, the “Receivables Purchase Agreement”), between WFB LLC and the Bank. The Series 2004-1 Certificate has been transferred by the Transferor to the Issuer pursuant to the Transfer and Administration Agreement, dated as of April 14, 2004 (as heretofore amended, the “TAA”), among the Transferor, the Indenture Trustee, the Servicer, the Bank, as administrator (the “Administrator”) and the Issuer.

The Bank has agreed to provide notices and perform on behalf of the Issuer certain other administrative obligations required by the Master Indenture and each indenture supplement for each series of notes issued by the Issuer, pursuant to the TAA. The TAA, the PSA, the Receivables Purchase Agreement, the Indenture and the Trust Agreement are referred to herein, collectively, as the “Program Documents.”

This Underwriting Agreement is referred to herein as this “Agreement.” To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Program Documents.

A shelf registration statement on Form S-3 (having registration numbers 333-192577, 333-192577-01 and 333-192577-02) has been prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), including a form of prospectus, relating to the Notes and the Series 2004-1 Certificate. For purposes of this Agreement, “Effective Time” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission and “Initial Effective Date” means the date of the Effective Time. The registration statement as amended has been declared effective by the Commission. If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Such registration statement, as amended at the Effective Time, including all materials incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is referred to in this Agreement as the “Registration Statement.”

WFB LLC proposes to file with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) of the Rules and Regulations of the Commission under the Act a supplement (together with the information referred to under the caption “Static Pool Information” therein, regardless of whether it is deemed a part of the Prospectus Supplement and set forth in Annex II thereto (the “Static Pool Information”), the “Prospectus Supplement”) to the prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the “Base Prospectus”) relating to the Notes and the method of distribution thereof. The Base Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, is hereinafter referred to as the “Prospectus.”

Prior to 3:30 p.m. (Eastern Time U.S.) on March 18, 2014, which is the time the first “Contract of Sale” (within the meaning of Rule 159 of the Act) with respect to the Underwritten Notes, as designated by the Representative, was entered into (hereinafter referred to as the “Time of Sale”), the Bank and the Transferor prepared a Preliminary Prospectus, dated March 18, 2014 (subject to completion) and the Ratings Issuer Free Writing Prospectus (as hereinafter defined) (together, the “Time of Sale Information”). As used herein, “Preliminary Prospectus” means, with respect to any date or time referred to herein, the most recent preliminary Prospectus Supplement, as amended or supplemented (including any Corrected Prospectus (as defined below)), if applicable, together with the Static Pool Information (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, which has been prepared and delivered by the Bank and the Transferor to the Underwriters (as defined below) in accordance with the provisions hereof. As used herein, the “Effective Date” means March 18, 2014, which is the earlier of the date the Prospectus was first used or the date of the Time of Sale, which therefore is the date as of which the Prospectus is deemed to be part of and included in the Registration Statement pursuant to Rule 430B(f)(1) under the Act.

If, subsequent to the Time of Sale and prior to the Closing Date (as defined below), the Preliminary Prospectus included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Transferor has prepared and delivered to the Underwriters (as defined below) a Corrected Prospectus (as defined below), and as a result investors in the Notes elect to terminate their existing Contracts of Sale and enter into new Contracts of Sale (within the meaning of Rule 159 under the Act) for any Notes, then “Time of Sale Information” will refer to the information conveyed to investors at the time on the date of entry into the first such new Contract of Sale pursuant to an amended Preliminary Prospectus approved by the Transferor and the Representative that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were first entered into.

The Transferor and the Bank hereby agree, severally and not jointly, with the underwriters for the Class A Notes listed on Schedule A hereto (the “Underwriters”), as follows:

Section 2. Representations and Warranties of the Transferor, the Issuer and the Bank. Each of the Transferor (the representations and warranties as to the Transferor being given solely by the Transferor), the Issuer (the representations and warranties as to the Issuer being given solely by the Issuer) and the Bank (the representations and warranties as to the Bank being given solely by the Bank) represents and warrants to and agrees with the Underwriters that:

(a) The Transferor is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Nebraska, and has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts any business, so as to require such qualification, except where failure to so qualify would not have a material adverse effect on the interests of the Transferor and its subsidiaries, has all requisite power, authority and legal right to own its property, transact the business in which it is now engaged and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, and had at all relevant times and has currently all requisite power, authority and legal right to execute, deliver and perform its obligations under this Agreement, the TAA, the PSA, the Receivables Purchase Agreement and the Trust Agreement and to authorize the issuance of the Notes and the Series 2004-1 Certificate.

(b) The Issuer has been duly formed and is validly existing as a Delaware statutory trust in good standing under the laws of the State of Delaware, has all requisite power, authority and legal right to own its property, transact the business in which it is now engaged and conduct its business as described in the Registration Statement, Preliminary Prospectus and the Prospectus, and had at all relevant times and has currently all requisite power, authority and legal right to execute, deliver and perform its obligations under the Indenture and the TAA and to authorize the issuance of the Notes.

(c) The Bank has been duly organized and is validly existing as a Nebraska state banking corporation in good standing under the laws of Nebraska, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts any business, so as to require such qualification, except where failure to so qualify would not have a material adverse effect on the interests of the Bank and its subsidiaries, has all requisite power, authority and legal right to own its property and conduct its credit card business as such properties are presently owned and such business is presently conducted, and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, and to own the Accounts, and had at all relevant times and has currently all requisite power, authority and legal right to execute, deliver and perform its obligations under this Agreement, the Receivables Purchase Agreement, the TAA and the PSA. The Bank is an insured depository institution under the provisions of the Federal Deposit Insurance Act, 12 U.S.C. 1811-1831u, and the Bank’s status as an insured depository institution has not been terminated under the provisions of Section 8 of the Federal Deposit Insurance Act, 12 U.S.C. 1818.

(d) The execution, delivery and performance of each of the Program Documents to which it is a party, the incurrence of the obligations herein and therein set forth, the consummation of the transactions contemplated hereby and thereby, and the consummation of the Retained Notes Transaction, and, with respect to the Transferor, the issuance of the Notes and the Series 2004-1 Certificate, have been duly and validly authorized by the Transferor, the Issuer and the Bank, as applicable, by all necessary action on the part of the Transferor, the Issuer and the Bank, as applicable.

(e) This Agreement has been duly authorized, executed and delivered by the Transferor, the Issuer and the Bank.

(f) Each of the Program Documents to which the Transferor, the Issuer or the Bank is a party has been, or on or before the Closing Date will be, executed and delivered by the Transferor, the Issuer and the Bank, as applicable, and when executed and delivered by the other parties thereto, will constitute a valid and binding agreement of the Transferor, the Issuer and the Bank, as applicable, enforceable against the Transferor, the Issuer and the Bank, as applicable, in accordance with its terms, except, in each case, to the extent that (i) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect relating to creditors’ or other obligees’ rights generally or the rights of creditors or other obligees of institutions insured by the Federal Deposit Insurance Corporation (the “FDIC”), (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) certain remedial provisions of the Indenture may be unenforceable in whole or in part under the UCC, but the inclusion of such provisions does not render the other provisions of the Indenture invalid and notwithstanding that such provisions may be unenforceable in whole or in part, the Indenture Trustee, on behalf of the Noteholders (as defined below), will be able to enforce the remedies of a secured party under the UCC.

(g) The Notes have been duly authorized, will be issued pursuant to the terms of the Indenture and, when executed by the Owner Trustee on behalf of the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and delivered pursuant to the Indenture and this Agreement, will be duly and validly executed, issued and outstanding and will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to (i) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws affecting creditors’ rights generally, (ii) the effect of general principles of equity including (without limitation) concepts of materiality, reasonableness, good faith, fair dealing (regardless of whether considered and applied in a proceeding in equity or at law), and also to the possible unavailability of specific performance or injunctive relief, and (iii) the unenforceability under certain circumstances of provisions indemnifying a party against liability or requiring contribution from a party for liability where such indemnification or contribution is contrary to public policy. The Notes will be in the form contemplated by the Indenture, and the Notes and the Indenture will conform to the descriptions thereof contained in the Preliminary Prospectus, the Prospectus and the Registration Statement.

(h) The Series 2004-1 Certificate has been issued pursuant to the terms of the PSA and, when executed and authenticated by the CMCCT Trustee in accordance with the PSA, was validly issued. The Series 2004-1 Certificate remains outstanding. The Series 2004-1 Certificate is in the form contemplated by the PSA, and the Series 2004-1 Certificate and the PSA conform to the descriptions thereof contained in the Preliminary Prospectus, the Prospectus and the Registration Statement.

(i) None of the Transferor, the Issuer or the Bank is in violation of any Requirement of Law or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other instrument to which it is a party or by which it is bound or to which any of its property is subject, which violation or defaults separately or in the aggregate could reasonably be expected to have a material adverse effect on the Transferor, the Issuer, the Bank or the Receivables.

(j) None of the issuance and sale of the Notes, the issuance of the Series 2004-1 Certificate or the execution and delivery by the Transferor, the Issuer or the Bank of this Agreement or any Program Document to which it is a party, nor the incurrence by the Transferor or the Bank of the obligations herein and therein set forth, nor the consummation of the transactions contemplated hereunder or thereunder, nor the fulfillment of the terms hereof or thereof, nor the consummation of the Retained Notes Transaction, does or will (A) violate any Requirement of Law presently in effect, applicable to it or its properties or by which it or its properties are or may be bound or affected, (B) conflict with, or result in a breach of, or constitute a default under, any indenture, contract, agreement, mortgage, deed of trust or instrument to which it is a party or by which it or its properties are bound, which conflict, breach or default would have a material adverse effect on the Notes, the Series 2004-1 Certificate, the Receivables, the Transferor, the Issuer or the Bank, or (C) result in the creation or imposition of any Lien upon any of its property or assets (except for those encumbrances created under the Program Documents).

(k) All approvals, authorizations, consents, orders and other actions of any Person or of any court or other governmental body or official required in connection with the issuance and sale of the Notes, the execution and delivery by the Transferor, the Issuer or the Bank of this Agreement or the Program Documents to which it is a party or to the consummation of the transactions contemplated hereunder and thereunder, or to the fulfillment of the terms hereof and thereof, or to the consummation of the Retained Notes Transaction, have been or will have been obtained on or before the Closing Date.

(l) Each of the Bank, the Transferor and the Issuer, as applicable, possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus (as defined below) and the Prospectus (or is exempt therefrom) and none of the Bank, the Transferor or the Issuer has received notice of any proceedings relating to the revocation or modification of such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, is likely to materially and adversely affect the conduct of its business, operations, financial condition or income.

(m) The Bank has authorized the conveyance of the Receivables to the Transferor and CMCCT, as applicable; the Transferor has authorized the conveyance of the Receivables to CMCCT; the Transferor has authorized the issuance of the Series 2004-1 Certificate by CMCCT; and the Transferor has authorized the Issuer to issue and sell the Notes.

(n) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of any Program Document, and the Notes and the 2004-1 Certificate that are required to be paid by the Bank, the Transferor or the Issuer, as applicable, at or prior to the Closing Date have been paid or will be paid at or prior to the Closing Date.

(o) All actions required to be taken by the Transferor, the Issuer or the Bank as a condition to the offer and sale of the Notes as described herein or the consummation of any of the transactions described in the Preliminary Prospectus, the Prospectus and the Registration Statement have been or, prior to the Closing Date, will be taken.

(p) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and complies as to form with the TIA and the rules and regulations of the Commission thereunder.

(q) Each of the Transferor, the Issuer and CMCCT is not now, and immediately following the issuance of the Notes pursuant to the Indenture and the application of proceeds therefrom as described in the Prospectus will not be, required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”), without reliance on the exemptions provided under Sections 3(c)(1) or 3(c)(7) of the 1940 Act.

(r) The representations and warranties made by (i) the Transferor in the TAA, the PSA, the Trust Agreement and the Receivables Purchase Agreement or made in any Officer’s Certificate of the Transferor delivered pursuant to any Program Document to which it is a party and (ii) the Issuer in the Indenture or the TAA, were true and correct in all material respects at the time made and will be true and correct in all material respects on and as of the Closing Date, as if set forth herein, except that to the extent that any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct at and as of such earlier date.

(s) The representations and warranties made by the Bank in the Receivables Purchase Agreement, and in its capacity as Servicer and Administrator, in the TAA and the PSA, respectively, or made in any Officer’s Certificate of the Bank delivered pursuant to any Program Document to which it is a party were true and correct in all material respects at the time made and will be true and correct in all material respects on and as of the Closing Date, as if set forth herein, except that to the extent that any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct at and as of such earlier date.

(t) The Transferor has not granted, assigned, pledged or transferred and shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Receivables or the Series 2004-1 Certificate, except as provided in the PSA and the TAA, and agrees to take all action required by the PSA and the TAA in order to maintain the security interest in the Receivables and the Series 2004-1 Certificate granted pursuant to the PSA and the TAA, as applicable.

(u) The Issuer has not granted, assigned, pledged or transferred, and the Transferor shall not cause the Issuer to grant, assign, pledge or transfer to any Person, a security interest in, or any other right, title or interest in, the Series 2004-1 Certificate, except as provided in the Indenture.

(v) The Bank agrees it has not granted, assigned, pledged or transferred and shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Receivables, except as provided in the PSA or the Receivables Purchase Agreement, as applicable, and agrees to take all action required by the PSA or the Receivables Purchase Agreement, as applicable, in order to maintain the security interests in the Receivables granted pursuant to the Receivables Purchase Agreement. The Bank, as Administrator, shall (i) cause the Issuer not to grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Series 2004-1 Certificate, except as provided in the Indenture, and (ii) cause the Issuer to take all action required by the Indenture in order to maintain the security interest in the Series 2004-1 Certificate granted pursuant to the Indenture.

(w) There are no legal or governmental proceedings or investigations pending or, to its knowledge, threatened to which the Transferor, the Issuer, the Bank or, to its knowledge, any of their respective Affiliates is or may be a party (i) which, if determined adversely to the Transferor, the Issuer, the Bank, or such Affiliate, as applicable, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Transferor, the Issuer or the Bank and their respective Affiliates, taken as a whole, or that would reasonably be expected to materially adversely affect the interests of the holders of the Notes (the “Noteholders”), (ii) asserting the invalidity of this Agreement, any of the Program Documents, the Retained Notes Transaction or the Notes or (iii) seeking to prevent the issuance of the Notes or of any of the transactions contemplated by this Agreement or any of the Program Documents, or the Retained Notes Transaction.

(x) No Early Redemption Event, and no event that would become an Early Redemption Event after any applicable grace period has elapsed, exists with respect to any outstanding Series of notes issued by the Issuer and no event has occurred that would constitute (after the issuance of such notes) an Early Redemption Event or would become an Early Redemption Event after any applicable grace period has elapsed.

(y) The Registration Statement has been filed with and has been declared effective by the Commission and is effective, and the conditions to the use of such Registration

Statement, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement. On the Effective Date the Registration Statement complied in all material respects with the applicable requirements of the Act and the Rules and Regulations. No stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or, to the knowledge of the Transferor or Bank, as applicable, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(z) (x)(i) On each of the Initial Effective Date and the Effective Date, the Registration Statement (a) conformed in all material respects to the applicable requirements of the Act and the Rules and Regulations of the Commission thereunder and the TIA and the rules and regulations thereunder and (b) did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on the date of this Agreement, the Registration Statement, the Preliminary Prospectus and the Prospectus (x) conform, and at the time of filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b), the Registration Statement, the Preliminary Prospectus and the Prospectus will conform, in all material respects with the requirements of the Act and the Rules and Regulations and the TIA and the rules and regulations thereunder and (y) no such document includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that none of the Transferor, the Issuer or the Bank makes any representations or warranties as to statements in or omissions from any of such documents based upon written information furnished to the Transferor, the Issuer or the Bank by the Underwriters specifically for use therein. Each of the Transferor, the Issuer and the Bank hereby acknowledges that the only information provided by the Underwriters for inclusion in the Registration Statement, the Preliminary Prospectus and the Prospectus is set forth (a) on the cover page of the Prospectus Supplement on the line across from “Price to public,” in the table under the heading “Class A Notes”, (b) in the table following the second paragraph under the heading “Underwriting” in the Prospectus Supplement in the column labeled “Class A Notes” and (c) in the third to final paragraph under the heading “Underwriting” in the Preliminary Prospectus Supplement and the Prospectus Supplement (the “Underwriters’ Information”).

(aa) The Time of Sale Information complies in all material respects with the applicable requirements of the Act and the Rules and Regulations with respect to a free writing prospectus and a preliminary prospectus and, when taken together with the Ratings Issuer Free Writing Prospectus (as defined below), at the Time of Sale did not, and any amendment thereof or supplement thereto, as of its respective date did not, and at the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the Prospectus); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriters’ Information.

(bb) The Prospectus complies in all material respects with the applicable requirements of the Act and the Rules and Regulations and, when taken together with the Ratings Issuer Free Writing Prospectus (as defined below), at the date of the Prospectus Supplement, and any amendment thereof or supplement thereto, as of its respective date, did not and at the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriters’ Information.

(cc) The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, when they were filed with the Commission, complied in all material respects to the requirements of the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the Rules and Regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act and the Rules and Regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(dd) (i) Other than the Preliminary Prospectus, the Prospectus, and any issuer free writing prospectus, as defined in Rule 433(h) under the Act, in a form agreed to by the parties hereto (each, an “Issuer Free Writing Prospectus”), including (A) the Issuer Free Writing Prospectus, approved in advance by the Underwriters and filed with the Commission in accordance with Rule 433 under the Act on or about March 18, 2014 (the “Ratings Issuer Free Writing Prospectus”), that discloses the ratings to be issued with respect to the Notes by the nationally recognized statistical rating organizations hired by the Bank to rate the Notes and (B) any Road Show (as defined in Section 9 of this Agreement), the Transferor and the Bank (including in each case its agents and representatives other than the Underwriters in their capacity as such) have not made, used, prepared, authorized, approved or referred to (and have caused the Issuer not to make, use, prepare, authorize, approve or refer to) and will not make, use, prepare, authorize, approve or refer to (and will cause the Issuer not to make, use, prepare, authorize or refer to) any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes; (ii) any Issuer Free Writing Prospectus will not, as of the date such Issuer Free Writing Prospectus is disseminated, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; (iii) any Issuer Free Writing Prospectus shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) of the Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Act; and (iv) any Issuer Free Writing Prospectus shall be filed with the Commission pursuant to Rule 433 thereunder in the manner, within the time period, and to the extent required by Rule 433(d)(1).

(ee) Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Issuer Free Writing

Prospectus, except as otherwise set forth therein, (x) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial condition, stockholders’ equity, results of operations or regulatory situation of the Bank, the Transferor or the Issuer (including, without limitation, Receivables performance and composition) and (y) none of the Bank, the Transferor or the Issuer has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Bank, the Transferor or the Issuer, as applicable, that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Underwritten Notes, otherwise than as set forth or contemplated in the Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus or the Prospectus, as so amended or supplemented.

(ff) None of the Bank, the Transferor or the Issuer is aware of (x) any request by the Commission for any further amendment of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or for any additional information or (y) any notification with respect to the suspension of the qualification of the Underwritten Notes for the sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(gg) As of its date, the information included in any Road Show did not, and at the Closing Date will not, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(hh) The Transferor was not, on the date on which the first bona fide offer of the Notes was made, an “ineligible issuer” as defined in Rule 405 under the Act.

(ii) The Bank has provided a written representation to each of the nationally recognized statistical rating organizations hired by the Bank, which satisfied the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”), as amended, (the “17g-5 Representation”) and a copy of which has been delivered to the Representative. The Bank has complied, and will continue to comply, and caused the Transferor to comply, with the 17g-5 Representation, other than any breach of the 17g-5 Representation arising from a breach by any of the Underwriters of the representation, warranty and covenant set forth in Section 4(b).

(jj) The Transferor has complied with Rule 193 of the Act in all material respects in connection with the offering of the Underwritten Notes.

(kk) Each of the Issuer and CMCCT is not now, and immediately following the issuance of the Notes pursuant to the Indenture and the application of proceeds therefrom as described in the Prospectus will not be, a “commodity pool” as defined in the Commodity Exchange Act.

Section 3. Purchase, Sale, Payment and Delivery of the Notes. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Transferor agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Transferor, at a purchase price of 99.725% of the principal amount thereof, Class A Notes in the aggregate principal amount of $255,000,000, such purchase amount for each Underwriter as shown on Schedule A hereto.

(b) The Transferor will cause the Issuer to deliver the Underwritten Notes to the Underwriters against payment of the purchase price in immediately available funds, drawn to the order of the Transferor, at the office of Dechert LLP, in New York, New York at 10:00 a.m., New York time, on March 25, 2014, or at such other time not later than seven full business days thereafter as the Representative and the Transferor determine, such time being herein referred to as the “Closing Date.” The Underwritten Notes to be delivered shall be represented by one or more definitive notes registered in the name of Cede & Co., as nominee for The Depository Trust Company. The Notes will be available for inspection by the Underwriters at the office at which the Notes are to be delivered no later than five hours before the close of business in New York, New York on the business day prior to the Closing Date.

Section 4. Offering by Underwriters. (a) It is understood that after the Initial Effective Date, the Underwriters propose to offer the Underwritten Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

(b) Each Underwriter agrees that on or prior to the Closing Date it has not and thereafter it will not provide any Rating Information (as defined below) to a nationally recognized statistical rating organization hired by the Bank or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), unless a designated representative from the Bank participated in or participates in such communication; provided, however, that if an Underwriter received or receives an oral communication from a nationally recognized statistical rating organization hired by the Bank, such Underwriter was and is authorized to inform such nationally recognized statistical rating organization hired by the Bank that it will respond to the oral communication with a designated representative from the Bank or refer such nationally recognized statistical rating organization hired by the Bank to the Bank, who will respond to the oral communication. For purposes of this paragraph, “Rating Information” means any information, written or oral, provided for the purpose of determining the initial credit rating for the Notes or undertaking credit rating surveillance on the Notes (as contemplated by paragraph (a)(3)(iii)(C) of Rule 17g-5).

Section 5. Certain Agreements of the Transferor. The Transferor agrees with the Underwriters that:

(a) Immediately following the execution of this Agreement, the Transferor will prepare a Prospectus Supplement setting forth the amount of the Notes covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which the Underwritten Notes are to be purchased by the Underwriters, the initial public offering price, the selling concessions and allowances, and such other information as the Transferor deems appropriate. The Transferor will transmit the Prospectus, including such Prospectus Supplement, to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b). The Transferor will not file any amendment to the Registration Statement with respect to the Notes or supplement to the Prospectus unless a copy has been furnished to the Representative for its review a reasonable time prior to the proposed filing thereof or to which the Representative shall reasonably object in writing. The Transferor will advise the Representative promptly of (i) the effectiveness of any amendment or supplementation of the Registration Statement, the Preliminary Prospectus or Prospectus, (ii) the receipt of any comments from the Commission relating to the Registration Statement, the Preliminary Prospectus, or the Prospectus, (iii) any request by the Commission for any amendment or supplementation of the Registration Statement, the Preliminary Prospectus or the Prospectus or for any additional information, (iv) the receipt by the Transferor of any notification with respect to the suspension of qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and (v) the institution by the Commission of any stop order proceeding in respect of the Registration Statement, or of any prevention or suspension of the use of the Preliminary Prospectus or the Prospectus, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(b) It will comply with the Act and the Rules and Regulations, the Exchange Act and the rules and regulations thereunder and the TIA and the rules and regulations thereunder so as to permit the completion of the distribution of the Underwritten Notes as contemplated in this Agreement, the applicable Program Documents, the Registration Statement, any Issuer Free Writing Prospectus and the Prospectus. If at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Preliminary Prospectus or Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Preliminary Prospectus or the Prospectus to comply with the Act, the Transferor promptly will notify the Representative of such event and prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. The Bank and/or Transferor will use its best efforts to have such amendment or supplement declared effective as soon as practicable and the Transferor will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request. Neither the Underwriters’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 of this Agreement.

(c) As soon as practicable, the Transferor will cause the Issuer to make generally available to the Noteholders an earnings statement or statements of the Issuer covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder; provided, that this covenant may be satisfied by posting monthly investor reports for the Issuer for each month in such 12-month period on a publicly available website.

(d) The Transferor will furnish to the Representative an electronic copy of the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available.

(e) The Transferor will use its best efforts to qualify the Underwritten Notes for sale under the securities or Blue Sky laws of such jurisdictions as the Representative may designate and the determination of the eligibility for investment of the Underwritten Notes under the laws of such jurisdictions as the Representative may designate and will continue such qualifications in effect so long as required for the distribution of the Underwritten Notes; provided, however, that the Transferor shall not be obligated to qualify to do business in any jurisdiction where such qualification would subject the Transferor to general or unlimited service of process in any jurisdiction where it is not now so subject.

(f) So long as any Underwritten Note is outstanding, the Transferor will furnish, or cause the Servicer to furnish, to the Representative copies of (i) each certificate and the annual statements of compliance delivered to the CMCCT Trustee and each Rating Agency pursuant to Section 3.05 of the PSA and the independent certified public accountants’ servicing reports furnished to the CMCCT Trustee and each Rating Agency pursuant to Section 3.06 of the PSA, to the extent that any Underwritten Note was outstanding during the periods covered by such certificates, statements and reports and (ii) copies of each certificate and the annual statements of compliance delivered to the Indenture Trustee pursuant to Section 3(a)(xii) of the TAA and Section 3.09 of the Indenture, by first class mail as soon as practicable after such certificates, statements and reports are furnished to the CMCCT Trustee, the Owner Trustee, the Indenture Trustee or the Rating Agencies, as the case may be.

(g) So long as any Underwritten Note is outstanding, the Transferor will furnish, or cause the Servicer to furnish, to the Representative, as soon as practicable (i) all documents concerning the Receivables, the Series 2004-1 Certificate or the Notes distributed by the Transferor or the Servicer (under each of the PSA and TAA) to the Noteholders, or filed with the Commission pursuant to the Exchange Act, (ii) any order of the Commission under the Act or the Exchange Act applicable to the Issuer, to CMCCT, or to the Transferor, or pursuant to a “no-action” letter obtained from the staff of the Commission by the Transferor and affecting the Issuer, CMCCT, or the Transferor and (iii) from time to time, such other information concerning the Issuer or CMCCT as the Representative may reasonably request.

(h) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated for any reason, except a default by the Underwriters hereunder, the Transferor will pay (or cause the Issuer to pay) all expenses incident to the performance of its obligations under this Agreement, including (i) the filing of the Registration Statement and all amendments thereto, (ii) the duplication and delivery to the Underwriters, in such quantities as the Underwriters may reasonably request, of copies of this Agreement, (iii) the preparation, issuance and delivery of the Underwritten Notes, (iv) the fees and disbursements of Kutak Rock LLP, (v) the fees and disbursements of the third party referenced in Section 6(a) of this Agreement, (vi) the qualification of the Underwritten Notes under securities and Blue Sky laws and the determination of the eligibility of the Underwritten Notes for investment in accordance with the provisions hereof, including filing fees and the fees and disbursements of Dechert LLP, counsel to the Underwriters, in connection therewith and in connection with the preparation of any Blue Sky survey, (vii) the printing and delivery to the Underwriters in such quantities as the Underwriters may reasonably request, of copies of the Registration Statement and the Prospectus and all amendments and supplements thereto, and of any Blue Sky survey, (viii) the duplication and delivery to the Underwriters, in such quantities as the Underwriters may reasonably request, of copies of the Program Documents, (ix) the fees charged by nationally recognized statistical rating agencies for rating the Publicly Offered Notes, (x) the fees and expenses of the Trustee and its counsel, (xi) the fees and expenses of the Owner Trustee and its counsel and (xii) the costs and expenses (including any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Underwritten Notes made by the Underwriters caused by a breach of the representations by the Transferor, the Bank or the Issuer contained in Section 2 of this Agreement.

(i) To the extent, if any, that any rating provided with respect to the Notes by any nationally recognized statistical rating organization hired by the Bank is conditional upon the furnishing of documents or the taking of any other actions by the Transferor, the Transferor shall furnish such documents and take any such other actions as are reasonably necessary to satisfy such condition.

(j) The net proceeds from the sale of the Notes will be applied in the manner set forth in the Prospectus.

(k) If, between the date hereof or, if earlier, the dates as of which information is given in the Prospectus and the Closing Date, to the knowledge of the Transferor, there shall have been any material change, or any development involving a prospective material change in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Bank, the Transferor or the Issuer, the Transferor will give prompt written notice thereof to the Representative.

Section 6. Conditions of the Obligations of the Underwriters. The obligation of the Underwriters to purchase and pay for the Underwritten Notes will be subject to the accuracy of the representations and warranties given by the Transferor, the Issuer and the Bank herein, to the accuracy of the statements of officers of the Transferor, the Issuer and the Bank made pursuant to the provisions hereof, to the performance by the Transferor, the Issuer and the Bank of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Representative shall have received letters, dated as of the date of the Preliminary Prospectus and as of the date of the Prospectus and addressed to the Underwriters, from a nationally recognized accounting firm acceptable to the Representative, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder, substantially in the form heretofore agreed to and otherwise in form and in substance satisfactory to the Representative and its counsel.

(b) The Representative shall have received (i) fully executed copies of this Agreement, the Indenture and the other Program Documents duly executed and delivered by the parties thereto and (ii) evidence satisfactory to the Representative that the Retained Notes Transaction has been consummated.

(c) The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement and, prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Transferor or the Representative, shall be contemplated by the Commission. The Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act.

(d) Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) any change, or any development involving a prospective change, in or affecting particularly CMCCT, the Issuer, the business or properties of the Transferor or the Bank which, in the judgment of the Underwriters make it impractical or inadvisable to proceed with the completion and sale of and payment for the Underwritten Notes, (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market or any setting of minimum prices for trading on any such exchange; (iii) a banking moratorium shall have been declared by Federal or state authorities; (iv) any material disruption in securities settlement or clearance services in the United States, the direct effect of which on any party involved in the settlement or clearance of the Notes would make it impractical to proceed with the completion and sale of and payment for the Notes; (v) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or any other substantial national or international calamity or emergency which, in the judgment of the Underwriters, the effect of such hostilities, escalation, declaration or other calamity or emergency makes it impractical or inadvisable to proceed with the completion and sale of and payment for the Underwritten Notes; (vi) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it, in the reasonable judgment of the Representative, impractical or inadvisable to market the Notes on the terms and in the manner contemplated in the Preliminary Prospectus and the Prospectus or (vii) any material adverse change in the financial markets for asset-backed securities if, in the reasonable judgment of the Representative, the effect of which is to make it impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Preliminary Prospectus and the Prospectus.

(e) The Representative shall have received customary opinions (based on assumptions and subject to the qualifications and limitations set forth therein), dated the Closing Date, of Kutak Rock LLP, as counsel for the Transferor and the Bank, satisfactory in form and substance to the Representative and its counsel, including the following:

(i) The Bank (and together with the Transferor, each referred to in this subsection 6(e) as a “WFB Entity”) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska authorized to operate as a Nebraska state-chartered credit card bank, and has the power and authority to own its assets and operate its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, and has the power to acquire, own and service the Receivables as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(ii) The Transferor is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Nebraska.

(iii) The Program Documents and this Agreement have been duly authorized, executed and delivered by each WFB Entity party thereto.

(iv) Each WFB Entity has the power and authority to enter into this Agreement and the Program Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.

(v) Each of this Agreement and the Program Documents to which a WFB Entity and/or the Issuer is a party and which by its terms is governed by the laws of the State of New York or the laws of the State of Nebraska constitutes the legal, valid and binding obligation of each WFB Entity and the Issuer party thereto, enforceable against each such WFB Entity and the Issuer in accordance with its terms.

(vi) The execution and delivery by the WFB Entities of the Program Documents to which they are parties and this Agreement and the incurrence by the WFB Entities of their respective obligations therein set forth and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any Requirements of Law, rule or regulation or, to such counsel’s knowledge, any order of any court or governmental agency or body having jurisdiction over any WFB Entity or any of their respective properties or by which any of them or any of their respective properties are or may be bound or affected, (ii) conflict with, or result in a breach of, or constitute a default under the Articles of Incorporation or Bylaws of the Bank or Operating Agreement of the Transferor, or under any material indenture, contract, agreement, deed, lease, mortgage or instrument to which such WFB Entity is a party or by which any such WFB Entity or any of their respective properties are bound (as to each, a “Material Contract”), or (iii) result in the creation or imposition of any Lien under applicable law or under any Material Contract upon any of the property or assets of any such WFB Entity, except for those encumbrances created under the Program Documents.

(vii) Except as otherwise disclosed in the Prospectus (and any supplement thereto) or the Registration Statement, there are no legal or governmental proceedings or, to such counsel’s knowledge, threatened to which any WFB Entity or the Issuer is a party or to which any WFB Entity or the Issuer is subject which, individually or in the aggregate (i) would have a material adverse effect on the ability of such WFB Entity or the Issuer to perform its obligations under, or the validity or enforceability of, any Program Document, this Agreement or the Notes to which it is a party, (ii) assert the invalidity of any of the Program Documents or this Agreement, (iii) seek to prevent the issuance, sale or delivery of the Notes or the transactions related thereto, or (iv) seek to affect adversely the federal income tax attributes of the Notes as described under the headings “Structural Summary-Tax Consequences” and “United States Federal Income Tax Consequences.”

(viii) No authorization, approval, consent or order of, or filing with, any court or governmental authority or agency is required in connection with the consummation of each of the transactions contemplated hereby and thereby, and the consummation of the Retained Notes Transaction, except such as have been obtained or made or as may be required by the Federal securities laws, the securities or “Blue Sky” laws of the various states in connection with the offer and sale of the Notes except for such filings as may be required to perfect the security interest in the Receivables.

(ix) The Notes, when executed, issued, authenticated and delivered pursuant to the Indenture, and delivered against payment of consideration therefore, will be duly and validly issued and outstanding and will constitute the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, and will be entitled to the benefits of the Indenture.

(x) On April 14, 2004, the Series 2004-1 Certificate was duly and validly issued and outstanding and the holders of the Series 2004-1 Certificate are entitled to the benefits of the PSA.

(xi) The direction by the Transferor to the Owner Trustee to execute, issue, countersign and deliver the 2004-1 Certificate has been duly authorized.

(xii) The Registration Statement has become effective under the Act, and the Preliminary Prospectus and the Prospectus have been filed with the Commission pursuant to Rule 424(b) thereunder in the manner and within the time period required by Rule 424(b). To the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or the Prospectus and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(xiii) The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. There are no contracts or documents which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules and Regulations thereunder which have not been so filed.

(xiv) The statements in the Base Prospectus and Prospectus Supplement under the headings “Risk Factors,” “Description of the Notes,” “The Indenture,” “The Transfer and Administration Agreement,” “The Trust Agreement,” “The Receivables Purchase Agreement” and “Description of Series Provisions” to the extent such statements purport to summarize certain provisions of the Notes, the 2004-1 Certificate, the Indenture, the TAA, the Trust Agreement and the Receivables Purchase Agreement, are correct in all material respects.

(xv) The statements in the Base Prospectus under the headings “ERISA Considerations,” “United States Federal Income Tax Consequences,” “State and Local Tax Consequences” and “Material Legal Aspects of the Receivables” and the statements in the Prospectus Supplement under the heading “Structural Summary” to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

(xvi) This Agreement, the Program Documents, the Series 2004-1 Certificate and the Notes conform in all material respects to the descriptions thereof contained in the Prospectus.

(xvii) The Indenture has been duly qualified under the TIA and complies as to form with the TIA and the rules and regulations of the Commission thereunder. None of the Bank, the Transferor, CMCCT and the Issuer is, nor immediately following the consummation of the transactions contemplated by this Agreement and the Program Documents, including the sale of the Notes and the application of the net proceeds thereof in accordance with the terms of the Prospectus, will be, required to be registered as an “investment company” under the 1940 Act, without reliance on the exemptions provided under Sections 3(c)(1) or 3(c)(7) of the 1940 Act. The arrangement pursuant to which the Receivables are held does not constitute an “investment company” within the meaning of the 1940 Act.

(xviii) The PSA need not be qualified under the TIA.

(xix) Subject to the discussion in the Base Prospectus under the heading “United States Federal Income Tax Consequences,” (A) the Notes will properly be characterized as indebtedness and neither CMCCT nor the Issuer will be treated as an association (or publicly traded partnership) taxable as a corporation, for U.S. federal income tax purposes, (B) the issuance of the Notes will not cause or constitute an event in which gain or loss would be recognized by any holder of notes or Investor Certificates of any outstanding series or class, for U.S. federal income tax purposes and (C) the issuance of the Notes pursuant to the Registration Statement, the Prospectus, the Prospectus Supplement and the Program Documents will not affect the characterization of outstanding Investor Certificates of CMCCT or outstanding notes of the Issuer prior to the issuance of the Notes.

(xx) The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. There are no contracts or documents which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules and Regulations thereunder which have not been so filed.

(xxi) The Registration Statement, at each deemed effective date and at the date hereof (including the Prospectus, as included in the Registration Statement pursuant to Rule 430B(f)(1) and (2) under the Act, at each deemed effective date and at the date hereof), complied as to form in all material respects with the requirements of the Act and the Rules and Regulations under the Act, except that such counsel need not express any opinion as to the financial and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement.

(xxii) If the FDIC were appointed as conservator or receiver for the Bank (a) the FDIC regulation entitled “Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation,” 12 CFR § 360.6 (as amended to the date hereof, the “FDIC Rule”) would be applicable to the transfers of Receivables by the Bank to the Transferor under the Receivables Purchase Agreement and by the Transferor to the CMCCT Trustee under the PSA, (b) under the FDIC Rule, the FDIC, acting as conservator or receiver for the Bank could not, by exercise of its authority to disaffirm or repudiate contracts under 12 U.S.C. § 1821(e), reclaim or recover the Receivables or the proceeds thereof as property of the Bank or of the conservatorship or receivership for Bank, (c) neither the FDIC (acting for itself as creditor or as representative of the Bank or its shareholders or creditors) nor any creditor of the Bank would have the right, under any bankruptcy or insolvency law applicable in conservatorship or receivership of the Bank (including Section 13(e) of the FDIA (as defined in such counsel’s opinion), to avoid the transfers of Receivables by the Bank to the Transferor under the Receivables Purchase Agreement and by the Transferor to the CMCCT Trustee under the PSA, to recover the Receivables, or to require the Receivables to be turned over to the FDIC or such creditor (including by way of any order consolidating the assets and liabilities of CMCCT or of the Transferor with those of the Bank), (d) there is no power exercisable by the

FDIC as conservator or receiver for the Bank that would permit the FDIC as such conservator or receiver to reclaim or recover the Receivables from the Transferor or CMCCT, as applicable, or to recharacterize the Receivables as property of the Bank or of the conservatorship or receivership for the Bank, and (e) prior to the appointment of the FDIC as conservator or receiver for the Bank, the Bank and its creditors would not have the right to reclaim or recover the Receivables transferred under the Receivables Purchase Agreement or under the PSA from the Transferor or CMCCT; except by the exercise of a contractual provision pursuant to Section 2.03 of the Receivables Purchase Agreement, Sections 2.07 and 12.04 of the PSA or Section 17 of the 2004-1 Supplement to require the transfer, or return, of such Receivables that exists solely as a result of such agreements among the Bank, the Transferor and CMCCT.

(xxiii) In the event that the FDIC were appointed as a conservator or receiver for the Bank, pursuant to Section 11(c) of the FDIA (as defined in such counsel’s opinion), a court having jurisdiction over the conservatorship or receivership of the Bank would determine that (a) the transfers of Receivables by the Bank to the Transferor under the Receivables Purchase Agreement and by the Transferor to the CMCCT Trustee under the PSA constitute a contribution and/or sale of such Receivables to the Transferor by the Bank, as opposed to a loan or a grant of a security interest to secure a loan, (b) the rights, titles, powers, and privileges of the FDIC as conservator or receiver of the Bank would not extend to the Receivables.

(xxiv) In the event that the FDIC were appointed conservator or receiver of the Bank pursuant to the FDIA (as defined in such counsel’s opinion), a court having jurisdiction over the Bank and exercising reasonable judgment after full consideration of all of the relevant facts would not order the substantive consolidation of the assets and liabilities of the Transferor with those of the Bank.

(xxv) The provisions of the Receivables Purchase Agreement are effective under the Nebraska UCC (as defined in such counsel’s opinion) to create in favor of the Transferor a valid security interest in the rights of the Bank in the Receivables and in any identifiable proceeds thereof.

(xxvi) Under the Nebraska UCC (including the choice of law provisions thereof), subject to the assumptions such counsel’s opinion, the Bank is “located” in Nebraska and the local laws of Nebraska govern (x) perfection by the filing of financing statements and (y) except as noted in the next sentence, the priority of the Transferor’s nonpossessory security interest in the Receivables transferred by the Bank pursuant to the Receivables Purchase Agreement and the CMCCT Trustee’s nonpossessory security interest in the Receivables transferred by the Bank pursuant to the Pooling and Servicing Agreement, dated as of March 23, 2001 (as amended prior to February 4, 2003, the “Original PSA”), by and among the Bank, as servicer and transferor, and U.S. Bank, National Association, as trustee. If any Receivable is or becomes evidenced by an Instrument (as defined in the Nebraska UCC), Tangible Chattel Paper (as defined in the Nebraska UCC) or any other property in which a security interest may be perfected by taking possession, the local law of the jurisdiction where such property is located will govern the effect of perfection or nonperfection and the priority of the nonpossessory security interest of Funding and the CMCCT Trustee in such property.

(xxvii) The Transferor is a “registered organization,” is “located” in Nebraska and the local laws of Nebraska govern (x) perfection by the filing of financing statements and (y) except as noted in the next sentence, the priority of the CMCCT Trustee’s nonpossessory security interest in the Receivables transferred by the Transferor pursuant to the PSA. If any Receivable is or becomes evidenced by an Instrument, Tangible Chattel Paper or any other property in which a security interest may be perfected by taking possession, the local law of the jurisdiction where such property is located will govern the effect of perfection or nonperfection and the priority of the CMCCT Trustee’s nonpossessory security interest in such property.

(xxviii) Assuming (A) the Issuer is organized solely under the laws of the State of Delaware and (B) the laws of the State of Delaware require the Secretary of State to maintain a public record showing a statutory trust to have been organized, then the Issuer is “located” in Delaware and the local laws of Delaware govern perfection of the Indenture Trustee’s nonpossessory security interest in the Series 2004-1 Certificate transferred by the Transferor pursuant to the TAA. The local law of the jurisdiction where the Series 2004-1 Certificate is located governs perfection, the effect of perfection and nonperfection and the priority of a possessory security interest in the Series 2004-1 Certificate.

(xxix) The provisions of the PSA are effective under the NY UCC to create a valid security interest in the Transferor’s rights in the Trust Assets (as defined in such counsel’s opinion) in favor of the CMCCT Trustee for the benefit of the Certificateholders (as defined in such counsel’s opinion), to the extent that such Trust Assets constitute assets of a type in which a security interest may be created under Article 9 of the New York UCC.

(xxx) The provisions of the Indenture are effective under the New York UCC to create a valid security interest in the Issuer’s rights in the Trust Estate in favor of the Indenture Trustee for the benefit of the Noteholders, to the extent that the Trust Estate is constituted of assets of a type in which a security interest may be created under Article 9 of the New York UCC.

(xxxi) The provisions of the TAA are effective under the New York UCC to create a valid security interest in the Transferor’s rights in the Series 2004-1 Certificate in favor of the Issuer, to the extent that the Series 2004-1 Certificate constitutes assets of a type in which a security interest may be created under Article 9 of the New York UCC.

(xxxii) Based solely on such counsel’s review of the Search Results and the Existing Prior Filings (each as defined in such counsel’s opinion), and according to the provisions of the Nebraska UCC, the security interest of the CMCCT Trustee in the “Receivables” (as defined in the Original PSA) existing prior to February 4, 2003, and in identifiable cash proceeds thereof, is perfected and prior to any other security interest granted by the Bank that is perfected solely by the filing of financing statements in the Nebraska Filing Office (as defined in such counsel’s opinion).

(xxxiii) Based solely on such counsel’s review of the Search Results and the Existing Bank Filings and according to the provisions of the Nebraska UCC, the security interest of the CMCCT Trustee, as assignee of the Transferor, in the Receivables” (as defined in the Receivables Purchase Agreement) existing on and after February 4, 2003, and in identifiable cash proceeds thereof, is perfected and prior to any other security interest granted by the Bank that is perfected solely by the filing of financing statements in the Nebraska Filing Office.

(xxxiv) Based solely on such counsel’s review of the Search Results and the Existing Funding Filings and according to the provisions of the Nebraska UCC, the security interest of the CMCCT Trustee in the “Receivables” (as defined in the PSA) existing on and after February 4, 2003, and in identifiable cash proceeds thereof, is perfected and prior to any other security interest granted by Funding that is perfected solely by the filing of financing statements in the Nebraska Filing Office.

(xxxv) Based solely on such counsel’s review of the Search Results and the Existing Issuer Filing and according to the provisions of the Nebraska UCC, the security interest of the Indenture Trustee, as assignee of the Issuer, in the Series 2004-1 Certificate and identifiable cash proceeds thereof is perfected and prior to any other security interest granted by the Transferor that is perfected solely by the filing of a financing statement in the Nebraska Filing Office.

(xxxvi) The Receivables constitute accounts within the meaning of § 9-102 of the Nebraska UCC. The Series 2004-1 Certificate constitutes a Certificated Security within the meaning of Section 8-102(a)(4) of the Nebraska UCC.

(xxxvii) Pursuant to Sections 9-301 through 9-307, the Nebraska Filing Office constitutes the only office in which searches must be made of filings naming the Bank as debtor to determine whether a security interest in Receivables granted by the Bank has been perfected by filing, and the Nebraska Filing Office constitutes the only office in which searches must be made of filings naming the Transferor as debtor to determine whether a security interest in Receivables (as defined in the PSA) or the Series 2004-1 Certificate granted by the Transferor has been perfected.

(xxxviii) If properly presented to a Nebraska court, a Nebraska court applying Nebraska law would conclude that (i) in order for a Person to file a voluntary bankruptcy petition on behalf of the Transferor, the prior unanimous written consent of all the Members (including the Independent Member) (each as defined in such counsel’s opinion), as provided for in Section 11(b) of the Operating Agreement (as defined in such counsel’s opinion), and the prior unanimous written consent of the Board of Directors of the Independent Member (including the Independent Directors) (each as defined in such counsel’s opinion), as provided for in Section (c)(ix) of Appendix A of the Operating Agreement, is required and (ii) such provisions, contained in Section 11(b) and in Section (c)(ix) of Appendix A of the Operating Agreement, that require the prior unanimous written consent of the Members (including the Independent Member) and the Board of Directors (including the Independent Directors) in order for a Member to file a voluntary bankruptcy petition on behalf of the Company, constitute a legal, valid and binding agreement of each Member, and are enforceable against each Member, in accordance with their terms.

(xxxix) Under the Nebraska Limited Liability Company Act, Neb. Rev. Stat. Section 21-101 et seq. (the “LLC Act”) and Section 17(a)(i) of the Operating Agreement, the bankruptcy or dissolution of a Member will not, by itself, cause the Transferor to be dissolved or its affairs to be wound up.

(xl) The Operating Agreement constitutes a legal, valid and binding agreement of each Member, and is enforceable against each Member, in accordance with its terms.

(xli) Based upon a reasoned analysis of analogous case law, such counsel is of the opinion that in a properly presented and argued case a bankruptcy court would hold that Nebraska law, and not federal law, governs the determination of what persons or entities have authority to file a voluntary petition in bankruptcy on behalf of the Transferor.

(xlii) For U.S. federal income tax purposes: (i) the Notes will properly be treated as debt rather than equity investments by the holders, (ii) neither the Transferor, the Issuer nor CMCCT will be classified as an association or a publicly traded partnership taxable as a corporation, and (iii) the issuance of the Notes by the Issuer pursuant to the Transaction Documents (as defined in such counsel’s opinion) (a) will not affect the characterization of outstanding Investor Certificates (as defined in such counsel’s opinion) of CMCCT or Prior Notes (as defined in such counsel’s opinion) of the Issuer, and (b) will not cause holders of Investor Certificates of CMCCT or holders of the Prior Notes to recognize gain or loss. In addition, although there is no authority directly applicable to the facts of this transaction, in such counsel’s opinion the Notes will be properly treated as debt for Nebraska and Minnesota income tax purposes.

(xliii) Certain other opinions, including regarding state and local tax issues, relating to the transactions described in the Registration Statement, the Preliminary Prospectus and the Prospectus as the Representative reasonably request.

In addition, such counsel shall state that such counsel has rendered legal advice and assistance to the Transferor, the Bank and the Issuer relating to the sale and issuance of the Notes that involved, among other things, discussions and inquiries concerning various legal and related subjects and reviews of certain records, documents, opinions and certificates in accordance with instructions of the Transferor, the Bank and the Issuer. Such counsel shall also state that it has participated with the Transferor, the Bank and the Issuer in conferences with representatives of the Underwriters, during which the contents of the Registration Statement, the Time of Sale Information, the Prospectus and related matters were discussed and examined the Registration Statement (including any amendments), the Time of Sale Information and the Prospectus and nothing has come to such counsel’s attention that would lead such counsel to believe that (i) the Registration Statement (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which such counsel is not called upon to express any belief), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Registration Statement, including the Ratings Issuer Free Writing Prospectus (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which such counsel is not called upon to express any belief) at the latest deemed effective time with respect to the Underwriters pursuant to Rule 430B(f)(2), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Time of Sale Information, as of the Time of Sale,

included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) neither the Prospectus (or any Corrected Prospectus) nor any amendment or supplement thereto, at the time the Prospectus (or any Corrected Prospectus) or any such amendment or supplement was issued and at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) The Representative shall have received from Dechert LLP, special counsel for the Underwriters, such customary opinion or opinions (subject to the assumptions, exceptions and qualifications set forth therein), dated the Closing Date, with respect to such matters relating to this transaction as the Representative may require, and the Transferor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) The Representative shall have received a certificate from each of the Transferor and the Bank, dated the Closing Date, of a Vice President or more senior officer of the Managing Member of the Transferor or the Bank, as the case may be, in which such officer, to the best of his/her knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Transferor and the Bank, as the case may be, in this Agreement are true and correct on and as of the Closing Date, (ii) the Transferor or the Bank, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) the representations and warranties of the Transferor or the Bank, as the case may be, contained in this Agreement and the Program Documents to which it is a party are true and correct as of the dates specified herein and therein, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (v) nothing has come to such officers’ attention that would lead such officers to believe that the Prospectus as of the date of the Prospectus Supplement, as of the date of any amendment or supplement thereto, and as of the Closing Date, or the Preliminary Prospectus as of its date, as of the date of any amendment or supplement thereto, and as of the Time of Sale, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (vi) subsequent to the date of the Prospectus, there has been no material adverse change in the financial position or results of operation of the Bank’s credit card business except as set forth in or contemplated by the Prospectus or as described in such certificate. Attached to the Bank’s certificate shall be a true and correct copy of its certificate of incorporation, and by-laws which are in full force and effect on the date of such certificate and a certified copy of the resolutions of its Board of Directors with respect to the transactions contemplated herein. Attached to the Transferor’s certificate shall be a true and correct copy of its limited liability company agreement and certificate of formation which are in full force and effect on the date of such certificate and a certified copy of the resolutions of its managing member with respect to the transactions contemplated herein.

(h) The Representative shall have received customary opinions (subject to the assumptions, exceptions and qualifications set forth therein) of Richards, Layton & Finger, P.A., counsel to the Owner Trustee, dated the Closing Date, satisfactory in form and substance to the Representative and its counsel, including the following:

(i) Wells Fargo Delaware Trust Company, National Association (“WFDTCNA”) is validly existing as a national banking association with trust powers under the federal laws of the United States of America and had at all relevant times and currently has the power and authority to execute, deliver and perform the Trust Agreement, to act as Owner Trustee under the Trust Agreement and to consummate the transactions contemplated thereby.

(ii) The Indenture Supplement has been duly authorized, executed and delivered by the Owner Trustee on behalf of the Issuer.

(iii) The Trust Agreement has been duly authorized, executed and delivered by WFDTCNA and is the legal, valid and binding agreement of WFDTCNA, enforceable against WFDTCNA in accordance with its terms.

(iv) Neither the execution, delivery and performance by WFDTCNA of the Trust Agreement, nor the consummation by WFDTCNA of any of the transactions contemplated thereby, requires the consent, authorization, order or approval of, the giving of notice to, the registration with or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or any federal law of the United States of America governing the trust powers of WFDTCNA, other than the filing of the Certificate of Trust with the Secretary of State of the State of Delaware (which certificate has been duly filed).

(v) Neither the execution, delivery and performance by WFDTCNA of the Trust Agreement, nor the consummation by WFDTCNA of any of the transactions contemplated thereby, (i) violates or constitutes a breach of or default under the Certificate of Trust, the Trust Agreement, the articles of association or by-laws of WFDTCNA or, to such counsel’s knowledge without independent investigation, any agreement, indenture or other instrument to which Wells Fargo is a party or by which it or any of its properties may be bound or (ii) violates any law, governmental rule or regulation of the State of Delaware or any federal law of the United States of America governing the trust powers of WFDTCNA, or, to such counsel’s knowledge without independent investigation, any court decree applicable to WFDTCNA.

(vi) To such counsel’s knowledge, without independent investigation, there are no actions or proceedings pending or threatened against WFDTCNA in any court or before any governmental authority, arbitration board or tribunal of the State of Delaware which involve the Trust Agreement or would question the right, power or authority of WFDTCNA to enter into or perform its obligations under the Trust Agreement.

(vii) Certain other opinions relating to the transactions described in the Registration Statement, the Preliminary Prospectus and the Prospectus as the Representative reasonably request.

(i) The Representative shall have received customary opinions (subject to the assumptions, exceptions and qualifications set forth therein) of Richard, Layton & Finger, P.A., special Delaware counsel to the Issuer, dated the Closing Date, satisfactory in form and substance to the Representative and its counsel, including the following:

(i) The Issuer has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. 3801 et seq. (referred to in this subsection 6(k) as the “Trust Act”) and has the power and authority under the Trust Agreement and the Trust Act to execute, deliver and perform its obligations under the Trust Documents (as defined in such counsel’s opinion) and the Notes.

(ii) The Trust Agreement is a legal, valid and binding obligation of the Transferor and the Owner Trustee, enforceable against the Transferor and the Owner Trustee, in accordance with its terms.

(iii) The Trust Documents and the Notes have been duly authorized and executed by the Issuer.

(iv) Neither the execution, delivery and performance by the Issuer of the Trust Documents or the Notes, nor the consummation by the Issuer of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust (as defined in such counsel’s opinion) with the Delaware Secretary of State.

(v) Neither the execution, delivery and performance by the Issuer of the Trust Documents, or the Notes, nor the consummation by the Issuer of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule, or regulation of the State of Delaware applicable to the Issuer.

(vi) Under Section 3805(b) of the Trust Act, no creditor of any Holder (as defined in such counsel’s opinion) shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement.

(vii) Under Sections 3808(a) and (b) of the Trust Act, the Issuer may not be terminated or revoked by any Holder, and the dissolution, termination or bankruptcy of any Holder shall not result in the termination or dissolution of the Issuer, except to the extent otherwise provided in the Trust Agreement.

(viii) Under Section 3805(c) of the Trust Act, except to the extent otherwise provided in the Trust Agreement, a Holder has no interest in specific property of the Issuer.

(ix) Under the Trust Act, the Issuer is a separate legal entity and, assuming that the TAA conveys good title to the Trust Estate (as defined in such counsel’s opinion) to the Issuer as a true sale and not as a security agreement, the Issuer rather than the Holders will hold whatever title to the Issuer property as may be conveyed to it from time to time pursuant to the TAA, except to the extent that the Issuer has taken action to dispose of or otherwise transfer or encumber any part of the Issuer property.

(x) Certain other opinions, including regarding state and local tax issues, relating to the transactions described in the Registration Statement, the Preliminary Prospectus and the Prospectus as the Representative reasonably request.

(j) The Representative shall have received customary opinions (subject to the assumptions, exceptions and qualifications set forth therein) of Dorsey & Whitney LLP, counsel to the Indenture Trustee and CMCCT Trustee, dated the Closing Date, satisfactory in form and substance to the Representative and its counsel, including the following:

(i) U.S. Bank National Association (“U.S. Bank”) is a national banking association organized, validly existing and in good standing under the laws of the United States of America and has all requisite power and authority to enter into the Program Documents to which it is a party.

(ii) U.S. Bank has duly authorized, executed and delivered the Program Documents to which it is a party. Assuming the due authorization, execution and deliver thereof by the other parties thereto, each of such Program Documents is the legal, valid and binding agreement of U.S. Bank, enforceable in accordance with its terms against U.S. Bank.

(iii) The 2004-1 Certificate and the Notes have been duly and validly authenticated by the CMCCT Trustee and the Indenture Trustee, respectively, upon the order of the Transferor and the Issuer, respectively.

(iv) The CMCCT Trustee or the Indenture Trustee, as applicable, is duly authorized and empowered to exercise trust powers under applicable law and to perform the obligations of the CMCCT Trustee under the PSA and the Indenture Trustee under the Indenture.

(v) Neither the authentication of the 2004-1 Certificate and the Notes, nor the execution, delivery or performance of the Program Documents to which U.S. Bank is a party, does now, or will hereafter, conflict with, result in a breach of or constitute a default under any term or provision of the Articles of Association or Bylaws of U.S. Bank, any term or provision of any agreement, contract, instrument or indenture of any nature whatsoever, known to us, to which U.S. Bank is a party or by which it is bound, or, to the best of such counsel’s knowledge, any order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over U.S. Bank.

(vi) To the best of such counsel’s knowledge, there are no actions, proceedings or investigations pending or threatened against U.S. Bank before any court, administrative agency or tribunal (a) asserting the invalidity of the 2004-1 Certificate, the Notes or the Program Documents to which it is a party, (b) seeking to prevent the issuance of the 2004-1 Certificate or the Notes, or the consummation of any of the transactions contemplated by the 2004-1 Certificate, the Notes or the Program Documents to which U.S. Bank is a party, or (c) that might materially and adversely affect the performance by U.S. Bank of its obligations under, or the validity or enforceability of, the Certificate, the Notes or the Program Documents to which U.S. Bank is a party.

(vii) The execution, delivery and performance by U.S. Bank of the PSA and the Indenture will not violate any provisions of any law or regulation governing the banking and trust powers of the CMCCT Trustee or the Indenture Trustee. Such execution, delivery and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of any governmental authority or agency having jurisdiction over the banking or trust powers of the CMCCT Trustee or the Indenture Trustee, as applicable.

(viii) Certain other opinions relating to the transactions described in the Registration Statement, the Preliminary Prospectus and the Prospectus as the Representative reasonably requests.

(k) The Representative shall have received a certificate from the Indenture Trustee certifying that U.S. Bank National Association, as the Indenture Trustee, holds the Series 2004-1 Certificate in New York, New York and that such Series 2004-1 Certificate has been registered in the name of the Indenture Trustee upon the books maintained for that purpose by or on behalf of Cabela’s Master Credit Card Trust or endorsed to the Indenture Trustee or in blank.

(l) The Ratings Issuer Free Writing Prospectus shall have been filed with the Commission and the Representative shall have received evidence of ratings letters that are reasonably satisfactory to the Underwriters from each nationally recognized statistical rating organization hired by the Bank.

(m) The Underwriters shall have received from Kutak Rock LLP, counsel to the Bank and the Transferor, a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, as to true sale, non-consolidation and voluntary petition (choice of law and authority to file) matters relating to the transaction, and the Underwriters shall be addressees of any opinions of counsel supplied to the rating organizations relating to the Notes.

(n) The Transferor will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests.

If any condition specified in this Section 6 of this Agreement shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Bank and the Transferor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as otherwise provided herein.

Section 7. Indemnification and Contribution. (a) The Transferor, the Issuer and the Bank, jointly and severally, will indemnify and hold harmless each Underwriter, and its affiliates, directors, officers, agents, counsel, representatives and employees and each Person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against (i) any losses, claims, damages or liabilities, joint or several (or actions in respect thereof) to which such Underwriter, affiliate, director, officer, agent, counsel, representative, employee or any such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, or in any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, in light of the circumstances under which they were made, and will reimburse each Underwriter and any such affiliate, director, officer, agent, counsel, representative, employee and each Person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act promptly upon demand for any actual legal or other expenses reasonably incurred by such Underwriter or any such affiliate, director, officer, agent, counsel, representative, employee or such controlling person in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Transferor, the Issuer and the Bank will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Underwriters’ Information; and (ii) any losses, claims, damages or liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Issuer Free Writing Prospectus or in the information included in any Road Show, or that arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter and any such affiliate, director, officer, agent, counsel, representative, employee and each such controlling person promptly upon demand for any actual legal or other expenses reasonably incurred by such Underwriter or any such affiliate, director, officer, agent, counsel, representative, employee or each Person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred and provided further that the Transferor, the Issuer and the Bank will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or are based on the failure on the part of an Underwriter to deliver to any investor with whom such Underwriter entered into a Contract of Sale prior to the time of such Contract of Sale, the Preliminary Prospectus, or if the Prospectus is then available, the Prospectus; provided, however, that, to the extent such Preliminary Prospectus or Prospectus, as the case may be, has been amended or supplemented, such indemnity agreement shall inure to the benefit of each Underwriter, and its affiliates, directors, officers, agents, counsel, representatives and employees and each Person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act unless such amendment or supplement shall have been delivered to such Underwriter in a reasonable period of time prior to the time of such Contract of Sale.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Issuer, the Transferor and the Bank, and each of their respective directors and officers who signed the Registration Statement and each Person who controls the Transferor and the Bank, respectively, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “WFB Indemnified Party”), against any losses, claims, damages or liabilities to which the Transferor or the Bank, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus (it being understood that such indemnification with respect to the Preliminary Prospectus does not include any loss, claim, damage or liability which arises solely as the result of the omission of pricing and price-dependent information, which information shall of necessity appear only in the Prospectus), the Prospectus, or in any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, in each case to the extent, but only to the extent, that, with respect to the Underwriters, such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters’ Information, and will reimburse promptly upon demand any actual legal or other expenses reasonably incurred by the Transferor, the Bank and each other WFB Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, except as expressly limited herein.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless each WFB Indemnified Party against any losses, claims, damages or liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Underwriter Free Writing Prospectus (as defined below), or that arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and will reimburse any legal or other expenses reasonably incurred by the Issuer, the Transferor, the Bank or any other WFB Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that no Underwriter will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in, or any such omission or alleged omission from, any Underwriter Free Writing Prospectus in reliance upon and in conformity with (i) any written information furnished to the related Underwriter by the Transferor, the Issuer or the Bank specifically for use therein or approved for use therein or (ii) the Preliminary Prospectus or Prospectus, which information was not corrected by information subsequently provided by the Transferor, the Issuer or the Bank to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus.

(d) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action or the assertion by a third party of a claim, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except and to the extent of any material prejudice to such indemnifying party arising from such failure to provide such notice. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(e) If the indemnification provided for in this section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Transferor, the Issuer and the Bank on the one hand and the Underwriters on the other from the offering of the Underwritten Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transferor, the Issuer and the Bank on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Transferor, the Issuer and the Bank on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of the Notes received by the Transferor bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Underwritten Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transferor, the Issuer and the Bank or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission with respect to the Notes. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total underwriting discount as set forth on the cover page of the Prospectus Supplement exceeds the amount of damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission with respect to the Notes. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) The obligations of the Transferor, the Issuer and the Bank under this Section shall be in addition to any liability which the Transferor or the Bank may otherwise have and shall extend, upon the same terms and conditions, to each Person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of any Underwriter under this Section shall be in addition to any liability that such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Transferor, the Issuer or the Bank, to each officer of the Transferor who has signed the Registration Statement and to each Person, if any, who controls the Transferor, the Issuer or the Bank within the meaning of the Act.

Section 8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Transferor, the Issuer and the Bank or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Transferor, the Issuer and the Bank or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Underwritten Notes. If this Agreement is terminated or if for any reason other than default by the Underwriters the purchase of the Underwritten Notes by the Underwriters is not consummated, the Transferor, the Issuer and the Bank shall remain responsible for the expenses to be paid by them pursuant to Section 5 of this Agreement and the respective obligations of the Transferor, the Issuer, the Bank and the Underwriters pursuant to Section 7 of this Agreement shall remain in effect. If for any reason the purchase of the Underwritten Notes by the Underwriters is not consummated other than solely because of the occurrence of any event specified in clause (ii), (iii), (iv), (v), (vi) or (vii) of Section 6(d) of this Agreement, the Transferor , the Issuer and the Bank will reimburse the Underwriters for all out-of-pocket expenses reasonably incurred by them in connection with the offering of the Underwritten Notes. For the avoidance of doubt, the obligations of each of the Transferor, the Bank and the Underwriters under this Agreement are solely the obligations of each such person and in no case will constitute a claim against the Issuer or its assets.

Section 9. Offering Communications. Other than (i) the Preliminary Prospectus, (ii) the Prospectus, (iii) the Ratings Issuer Free Writing Prospectus, (iv) any materials included in one or more “road shows” (as defined in Rule 433(h) under the Act) relating to the Notes authorized or approved in writing by the Bank (each, a “Road Show”) and (v) any other Issuer Free Writing Prospectus, each Underwriter severally represents, warrants and agrees with the Transferor and the Bank that it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including, but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act unless such Underwriter has obtained the prior written approval of the Transferor; provided, however, each Underwriter may prepare and convey to one or more of its potential investors one or more “written communications” (as defined in Rule 405 under the Act) that consists solely of postings that are initially made by any Underwriter on the Bloomberg system, or otherwise via e-mail and that contains only identifying information regarding the Issuer and the Underwritten Notes; the expected closing date and first payment date for the Underwritten Notes; the expected principal amount, expected weighted average life, expected ratings, expected periods for payments of principal, expected final payment date, expected legal final payment date and expected interest rate index for each class of the Underwritten Notes; preliminary guidance as to the interest rate and/or yield for each class of the Underwritten Notes (but not final interest rate or yield information); information regarding the principal amount of the Underwritten Notes being offered by each Underwriter; other similar or related information such as expected pricing parameters, status of subscriptions and Underwriter’s retentions and ERISA eligibility; and/or any legends regarding the contents of such written communication (each such written communication, an “Underwriter Free Writing Prospectus”); provided, further, that no such Underwriter Free Writing Prospectus would be required to be filed with the Commission.

(a) Each Underwriter severally represents, warrants and agrees with the Transferor and the Bank that:

(i) each Underwriter Free Writing Prospectus prepared by it will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such misstatements or omissions were the result of any inaccurate or incomplete information which was included in the Preliminary Prospectus, the Prospectus or any written information furnished to the related Underwriter by the Transferor, the Issuer or the Bank specifically for use therein or approved for use therein, which information was not corrected by information subsequently provided by the Transferor, the Issuer or the Bank to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus; and

(ii) each Underwriter Free Writing Prospectus prepared by it shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) of the Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Act.

(b) Each Underwriter severally represents and agrees (i) that it did not enter into any contract of sale for any Notes prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Notes, convey to each investor to whom Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to the Underwriters by the Transferor), at or prior to the applicable time of any such contract of sale with respect to such investor, the Preliminary Prospectus.

Section 10. Obligations of the Underwriters. (a) Each Underwriter represents and agrees that it has not and will not, directly or indirectly, offer, sell or deliver any of the Underwritten Notes or distribute the Preliminary Prospectus, the Prospectus or any other offering materials relating to the Underwritten Notes in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations thereof and that, to the best of its knowledge and belief, will not impose any obligations on the Transferor, the Bank or the Issuer except as set forth herein.

(b) Each Underwriter agrees that, if, an electronic copy of the Prospectus is delivered by an Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Transferor specifically for use by such Underwriter pursuant to this Section 10(c); for example, if the Prospectus is delivered to an Underwriter by or on behalf of the Transferor in a single electronic file in .pdf format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in .pdf format.

Section 11. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Underwritten Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Underwritten Notes set forth opposite their names in Schedule A hereto bear to the aggregate amount of Underwritten Notes set forth opposite the names of all such remaining Underwriters) the Underwritten Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Underwritten Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Underwritten Notes set forth in Schedule A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Underwritten Notes, and if such nondefaulting Underwriters do not purchase all such Underwritten Notes, this Agreement will terminate without liability to any nondefaulting Underwriter, the Transferor, the Issuer or the Bank. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement, the Preliminary Prospectus and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter for its liability, if any, to the Transferor, the Issuer and the Bank and any nondefaulting Underwriter for damages occasioned by its default hereunder.

Section 12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telecopied and confirmed to:

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

New York, NY 10281

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park, 11th Floor

New York, NY 10036

and

Wells Fargo Securities, LLC

550 South Tryon Street

MAC D 1086-051

Charlotte, NC 28202

Section 13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 14. Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIPS OF THE PARTIES AND/OR THE INTERPRETATIONS AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 15. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 16. EU and EEA Investors. Each Underwriter, severally and not jointly, represents and warrants to, and agrees with, the Transferor and the Bank that it (i) has complied and shall comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Underwritten Notes in, from or otherwise involving the United Kingdom and (ii) has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA), received by it in connection with the issue or sale of any Underwritten Notes in circumstances in which section 21(1) of the FSMA does not apply to the Transferor or the Issuer. Further, in relation to each member state of the European Economic Area (each, a “Member State”) each Underwriter represents and agrees that it has not made and will not make an offer of the Underwritten Notes to the public in any Member State other than to any legal entity which is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive, provided, that in any Member State which has implemented the Prospectus Directive (each, a “Relevant Member State”) no such offer of Underwritten Notes shall require the Issuer or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. For the purposes of this provision, (A) the expression “an offer of notes to the public” in relation to any Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Underwritten Notes to be offered so as to enable an investor to decide to purchase, subscribe or otherwise acquire the Underwritten Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and (B) the expression “Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto, including Directive 2010/73/EU), and includes any relevant implementing measure in each Relevant Member State.

Section 17. Representative. The Representative will act for the several Underwriters in connection with this Agreement and the transactions contemplated hereby and any action undertaken under this Agreement taken by the Representative will be binding upon the Underwriters.

Section 18. No Fiduciary Duty. The Bank, the Issuer and the Transferor acknowledge and agree that (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Bank, the Issuer and the Transferor, on the one hand, and each of the several Underwriters, on the other hand, and the Bank, the Issuer and the Transferor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with the transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Bank, the Issuer, the Transferor or their respective affiliates, stockholders, creditors or employees or any other party; (iii) none of the Underwriters has assumed or will assume an advisory or fiduciary responsibility in favor of the Bank, the Issuer or the Transferor with respect to the transaction contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Bank, the Issuer or the Transferor on other matters) or any other obligation to the Bank, the Issuer or the Transferor except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Bank, the Issuer and the Transferor and that the several Underwriters have no obligation to disclose to the Bank, the Issuer or the Transferor any of such interests by virtue of any relationship hereunder; (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Bank, the Issuer and the Transferor have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate and (vi) any review by any Underwriter of the Bank, the Transferor, the Issuer and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter, as the case may be, and shall not be on behalf of the Bank, the Transferor, the Issuer or any other person.

Section 19. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Bank, the Transferor, the Issuer, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 20. Non-Petition Covenant. Each of Wells Fargo Securities, LLC, acting on behalf of itself and as a Representative, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the final payment of the Underwritten Notes, acquiesce, petition or otherwise invoke or cause the Transferor or the Issuer to invoke the process of any Governmental Authority (as defined in the Indenture) for the purpose of commencing or sustaining a case against the Transferor or the Issuer or join any other Person in instituting against the Transferor or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Transferor or the Issuer or any substantial part of their respective properties or ordering the winding-up or liquidation of the affairs of the Transferor or the Issuer.

Section 21. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Bank, the Issuer, the Transferor and the several Underwriters, or any of them, with respect to the transaction contemplated hereby. The Bank, the Issuer and the Transferor hereby waive and release, to the fullest extent permitted by law, any claims that the Bank, the Issuer or the Transferor, respectively, may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty with respect thereto.

[Signature Pages Follow]

If you are in agreement with the foregoing, please sign two counterparts hereof and return one to the Transferor whereupon this letter and your acceptance shall become a binding agreement among the Transferor, the Issuer, the Bank and the Underwriters.

Very truly yours,

WFB FUNDING, LLC

By: WFB Funding Corporation, its Managing Member

By:	/s/ Kevin J. Werts
	Name:	Kevin J. Werts
	Title:	Secretary and Treasurer

WORLD’S FOREMOST BANK

By	/s/ Kevin J. Werts
	Name:	Kevin J. Werts
	Title:	Executive Vice President and Chief Financial Officer

Acknowledged and agreed to by:

CABELA’S CREDIT CARD MASTER NOTE TRUST

By:	Wells Fargo Delaware Trust Company, National Association, not in its individual capacity but solely as Owner Trustee

By	/s/ Sandra Battaglia
	Name:	Sandra Battaglia
	Title:	Vice President

CABELA’S – UNDERWRITING AGREEMENT

The foregoing Agreement is hereby confirmed and accepted as of the date hereof.

WELLS FARGO SECURITIES, LLC, as a Representative of the Underwriters named in Schedule A hereto

By	/s/ Brian Grushkin
	Name:	Brian Grushkin
	Title:	Vice President

CABELA’S – UNDERWRITING AGREEMENT

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as an Underwriter

By	/s/ Theodore F. Breck
	Name:	Theodore F. Breck
Title:

CABELA’S – UNDERWRITING AGREEMENT

RBC CAPITAL MARKETS, LLC, as an Underwriter

By	/s/ Keith L. Helwig
	Name:	Keith L. Helwig
	Title:	Authorized Signatory

CABELA’S – UNDERWRITING AGREEMENT

SCHEDULE A

CLASS A NOTES

UNDERWRITERS	PRINCIPAL AMOUNT OF CLASS A NOTES

Wells Fargo Securities, LLC	$114,750,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$114,750,000

RBC Capital Markets, LLC	$25,500,000

Total	$255,000,000

CABELA’S – UNDERWRITING AGREEMENT